Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Legg Mason BW Alternative Credit Fund.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 21, 2013